UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2009

CHARTWELL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51342 (Commission File No.)	95-3979080 (IRS Employer Identification No.)

140 East Main Street
Middletown, NY 10940
 (Address and telephone number of principal executive offices) (Zip Code)

(949) 335-5319
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Chartwell International, Inc. (the “Company”) and its wholly-owned subsidiary, Middletown & New Jersey Railway Company, Inc. (“Seller”), entered into a definitive Agreement for Sale and Purchase of Business Assets with Middletown & New Jersey Railroad, LLC, a Delaware limited liability company (“Buyer”) dated as of March 31, 2009 (the “Agreement”).  Under the terms of the Agreement, Seller agreed to sell substantially all of equipment, inventory, contract rights, leasehold interests, real property, and other assets used in connection with operating its railroad freight services business serving central Orange County in Middletown, New York. The purchase price is $386,900 and the assumption by Buyer of certain liabilities.  The purchase price was deposited into an escrow account upon the closing of the transaction subject to the following release conditions: (a) $356,900 to be released to the Seller upon Seller providing Buyer with a title report and title insurance, and (b) $30,000 to be released to the Seller upon resolution of certain real property matters.  The Agreement contains customary representations and warranties and indemnification provisions.

For more information, see Agreement for Sale and Purchase of Business Assets attached hereto as Exhibits 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTWELL INTERNATIONAL, INC.,
a Nevada Corporation

Dated: April 3, 2009	/s/ Paul Biberkraut
Paul Biberkraut,
Chief Financial Officer